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                                                             EXHIBIT 1

                        JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 14, 2003

                                  WAM Acquisition GP, Inc.
                                      for itself and as general partner of
                                      LIBERTY WANGER ASSET MANAGEMENT, L.P.

                                  By:  /s/ Bruce H. Lauer
                                       -----------------------------------------
                                             Bruce H. Lauer
                                             Senior Vice President and Secretary


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